                                                                      EXHIBIT 10
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                                 $150,000,000

                               CREDIT AGREEMENT

                                  DATED AS OF

                                August 24, 1994

                                     AMONG

                              DEAN FOODS COMPANY,

                            THE BANKS PARTY HERETO,

                                      AND

                       BANK OF MONTREAL, CHICAGO BRANCH
                                   as Agent






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

                               TABLE OF CONTENTS

                               CREDIT AGREEMENT

                                                                          Page

ARTICLE ONE    THE REVOLVING CREDIT FACILITY............................... 1

  Section 1.1.   The Commitments........................................... 1
  Section 1.2.   Applicable Interest Rates................................. 1
  Section 1.3.   Minimum Borrowing Amounts................................. 3
  Section 1.4.   Manner of Borrowing Loans................................. 3

ARTICLE TWO    GENERAL PROVISIONS APPLICABLE TO LOANS...................... 4

  Section 2.1.   Maturity of Loans......................................... 4
  Section 2.2.   Prepayments............................................... 4
  Section 2.3.   Default Rate.............................................. 4
  Section 2.4.   The Notes................................................. 4
  Section 2.5.   Commitment Terminations................................... 5
  Section 2.6.   Funding Indemnity......................................... 5

ARTICLE THREE  FEES........................................................ 6

  Section 3.1.   Commitment Fee............................................ 6
  Section 3.2.   Closing Fee............................................... 6

ARTICLE FOUR   PLACE AND APPLICATION OF PAYMENTS........................... 6

  Section 4.1.   Place and Application of Payments......................... 6

ARTICLE FIVE   DEFINITIONS; INTERPRETATION................................. 6

  Section 5.1.   Definitions............................................... 6
  Section 5.2.   Interpretation........................................... 11

ARTICLE SIX    REPRESENTATIONS AND WARRANTIES............................. 11

  Section 6.1.   Organization and Qualification........................... 11
  Section 6.2.   Subsidiaries............................................. 11
  Section 6.3.   Corporate Authority and Validity of Obligations.......... 12
  Section 6.4.   Not an Investment Company................................ 12
  Section 6.5.   Margin Stock............................................. 12
  Section 6.6.   Financial Reports........................................ 12
  Section 6.7.   No Material Adverse Change............................... 12
  Section 6.8.   Litigation............................................... 12
  Section 6.9.   Tax Returns.............................................. 12
  Section 6.10.  Approvals................................................ 13
  Section 6.11.  Liens.................................................... 13
  Section 6.12.  ERISA.................................................... 13
  Section 6.13.  Environmental and Health Matters......................... 13

ARTICLE SEVEN   CONDITIONS PRECEDENT...................................... 13

  Section 7.1.    Initial Borrowing....................................... 13
  Section 7.2.    All Loans............................................... 14

ARTICLE EIGHT   COVENANTS................................................. 14

  Section 8.1.    Corporate Existence..................................... 14
  Section 8.2.    Maintenance............................................. 14
  Section 8.3.    Taxes................................................... 14
  Section 8.4.    Insurance............................................... 15
  Section 8.5.    Financial Reports and Other Information................. 15
  Section 8.6.    Leverage Ratio.......................................... 16
  Section 8.7.    Interest Coverage Ratio................................. 16
  Section 8.8.    Mergers, Consolidations, Leases, and Sales.............. 16
  Section 8.9.    ERISA................................................... 17
  Section 8.10.   Conduct of Business..................................... 17
  Section 8.11.   Liens................................................... 17
  Section 8.12.   Use of Proceeds......................................... 18
  Section 8.13.   Compliance with Laws.................................... 18

ARTICLE NINE    EVENTS OF DEFAULT AND REMEDIES............................ 18

  Section 9.1.    Events of Default....................................... 18
  Section 9.2.    Non-Bankruptcy Defaults................................. 19
  Section 9.3.    Bankruptcy Defaults..................................... 20
  Section 9.4.    Expenses................................................ 20

ARTICLE TEN     CHANGE IN CIRCUMSTANCES................................... 20

  Section 10.1.   Change of Law........................................... 20
  Section 10.2.   Unavailability of Deposits or Inability to Ascertain, or
                  Inadequacy of, LIBOR.................................... 20
  Section 10.3.   Increased Cost and Reduced Return....................... 20
  Section 10.4.   Lending Offices......................................... 22
  Section 10.5.   Discretion of Bank as to Manner of Funding.............. 22
  Section 10.6.   Substitution of Bank.................................... 22

ARTICLE ELEVEN  THE AGENT................................................. 22

  Section 11.1.   Appointment and Authorization........................... 22
  Section 11.2.   Agent and Affiliates.................................... 22
  Section 11.3.   Action by the Agent..................................... 22
  Section 11.4.   Consultation with Experts............................... 23
  Section 11.5.   Liability of Agent...................................... 23
  Section 11.6.   Indemnification......................................... 23
  Section 11.7.   Credit Decision......................................... 23
  Section 11.8.   Resignation of Agent and Successor Agent................ 23
  Section 11.9.   Payments................................................ 24


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ARTICLE TWELVE  MISCELLANEOUS............................................. 24

  Section 12.1.   Withholding Taxes....................................... 24
  Section 12.2.   No Waiver of Rights..................................... 25
  Section 12.3.   Non-Business Day........................................ 25
  Section 12.4.   Documentary Taxes....................................... 25
  Section 12.5.   Survival of Representations............................. 26
  Section 12.6.   Survival of Indemnities................................. 26
  Section 12.7.   Sharing of Set-Off...................................... 26
  Section 12.8.   Notices................................................. 26
  Section 12.9.   Counterparts............................................ 26
  Section 12.10.  Successors and Assigns.................................. 27
  Section 12.11.  Participants and Note Assignees......................... 27
  Section 12.12.  Assignment of Commitments by Banks...................... 27
  Section 12.13.  Amendments.............................................. 27
  Section 12.14.  Legal Fees and Indemnification.......................... 27
  Section 12.15.  Governing Law........................................... 28
  Section 12.16.  Headings................................................ 28
  Section 12.17.  One Bank................................................ 28
  Section 12.18.  Entire Agreement........................................ 28

EXHIBIT A -   Form of Note
EXHIBIT B -   Form of Legal Opinion
EXHIBIT C -   Compliance Certificate
SCHEDULE 6.2


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

                               CREDIT AGREEMENT


To the Banks party hereto

Ladies and Gentlemen:

    The undersigned, Dean Foods Company, a Delaware corporation (the "Borrower"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available a revolving credit as more fully hereinafter set forth. Each of you is hereinafter referred to as a "Bank," all of you are hereinafter referred to collectively as the "Banks," and Bank of Montreal, Chicago Branch, in its capacity as agent for the Banks hereunder is hereinafter referred to as the "Agent".

                                  ARTICLE ONE

                         THE REVOLVING CREDIT FACILITY

    Section 1.1. The Commitments. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Loan" and collectively, "Loans") to the Borrower from time to time on a revolving basis in the amount of its commitment to make Loans set forth on the applicable signature page hereof or pursuant to Section 12.12 hereof (its "Commitment" and cumulatively for all the Banks, the "Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. The aggregate principal amount of Loans at any one time outstanding shall in no event exceed the Commitments then in effect, which Commitments on the date hereof total $150,000,000. Each Borrowing of Loans shall be made ratably from the Banks in proportion to their respective Commitments. The Borrower may elect that each Borrowing of loans be made available by means of Domestic Rate Loans or Eurodollar Loans, which Loans may be repaid and the principal amount thereof reborrowed prior to the Termination Date, subject to all reductions in the Commitments pursuant to Article Two hereof and all other terms and conditions hereof.

    Section 1.2. Applicable Interest Rates.

    (a) Domestic Rate Loans. Each Domestic Rate Loan made by a Bank shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Domestic Rate from time to time in effect, payable quarterly on the 15th day of each September, December, March and June in each year and at maturity (whether by acceleration or otherwise).

    "Domestic Rate" means for any day the greater of:

          (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, for United States Dollar loans to borrowers located in the United States with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

          (ii) the sum of (x) the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite 3:30 P.M. Quotations for U.S. Government Securities," or any successor publication, Published by the Federal Reserve Bank of

    New York or, if such publication shall be suspended or terminated, the rate determined by the Agent (based on quotations received from two or more Federal funds dealers of recognized standing) to be the prevailing rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day for the purchase at face value of overnight Federal funds in an amount approximately equal to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

    (b) Eurodollar Loans. Each Eurodollar Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of 1/4 of 1% per annum (the "Eurodollar Margin") plus Adjusted LIBOR applicable to such Loan, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise). There shall not be more than six separate Interest Periods applicable to outstanding Borrowings at any one time.

    "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

                                                  LIBOR
                                   ------------------------------------
                 Adjusted LIBOR =  100% - Eurodollar Reserve Percentage

    "LIBOR" means, with respect to an Interest Period for a Borrowing of Eurodollar Loans, the average of the respective rates of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), at which deposits of United States Dollars in immediately available and freely transferable funds are offered to the Agent at 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period by major banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal to the principal amount of the Eurodollar Loan scheduled to be made by the Agent as part of such Borrowing.

    "Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities," as defined in such Board's Regulation D, (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

    "Interest Period" means the period commencing on the date a Borrowing of Eurodollar Loans is made and ending on the date, as the Borrower may select 1, 2 or 3 weeks or 1, 2 or 3 months thereafter; provided, however, that:

         (i) the Borrower may not select an Interest Period that extends beyond the Termination Date; and

         (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the

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    following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

        (iii) for purposes of determining Interest Periods, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however. that if there is no numerically corresponding day in the month in which such an Interest Period is to end, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

    (c) Rate Determinations. The Agent shall determine the Domestic Rate and Adjusted LIBOR as applicable to the Loans hereunder (but the Borrower shall select which of such rate options is to apply to each such Loan as provided in
Section 1.4 hereof), and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct.

    Section 1.3. Minimum Borrowing Amounts. Each Borrowing of Loans shall be in an amount not less than $10,000,000, or any larger amount that is an integral multiple of $1,000,000.

    Section 1.4. Manner of Borrowing Loans.

    (a) Notice to the Agent. The Borrower shall give telephonic or telecopy notice to the Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) by no later than 9:00 am. (Chicago time) (i) on the date at least three (3) Business Days prior to the date of each requested Borrowing of Eurodollar Loans and (ii) on the date of any requested Borrowing of Domestic Rate Loans. Each such notice shall specify the date of the requested Borrowing (which shall be a Business Day), the amount of the requested Borrowing, the type of Loans to comprise such Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it reasonably believes is an Authorized Representative without the necessity of independent investigation and in the event any notice by such means conflicts with any written confirmation, such notice shall govern if the Agent has acted in reliance thereon.

    (b) Notice to the Banks. The Agent shall give prompt telephonic, telex or telecopy notice to each of the Banks of any Borrowing request received pursuant to Section 1.4(a) above (but, if such notice is given by telephone, the Agent shall confirm such borrowing request in writing) and, if such notice requests the Banks to make Eurodollar Loans, the Agent shall give notice to the Borrower and each of the Banks by like means of the interest rate applicable thereto (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

    (c) Borrower's Failure to Notify. In the event the Borrower fails to give notice pursuant to Section 1.4(a) above of the reborrowing of the principal amount of any maturing Borrowing of Loans and has not notified the Agent by 10:00 a.m. (Chicago time) on the day such Borrowing matures that the Borrower intends to repay such Borrowing, the Borrower shall be deemed to have requested a Borrowing of Domestic Rate Loans on such day in the amount of the maturing Borrowing of Loans, subject to Section 7.2 hereof.

    (d) Disbursement of Loans. Not later than noon (Chicago time) on the date of any Borrowing of Loans, each Bank shall, subject to Article Seven hereof, make available its Loan in funds immediately available in Chicago, Illinois at the principal office of the Agent, except to the extent such Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing of Loans (a "Refunding Borrowing"), in which case each Bank shall record the Loan made by it as a part of such Refunding Borrowing on its books and records or on a schedule to its Note, as provided in Section 2.4(b) hereof, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Loan through the proceeds of such new Loan. The Agent shall make the proceeds of each Borrowing available to the Borrower at the Agent's principal office in Chicago, Illinois.

                                  ARTICLE TWO
                    GENERAL PROVISIONS APPLICABLE TO LOANS;
                           REDUCTION OF COMMITMENTS

    Section 2.1. Maturity of Loans. Each Loan shall, unless required to be sooner paid pursuant to any of the provisions hereof, mature and become due and payable by the Borrower as follows: Domestic Rate Loans shall become due and payable on the 90th day after the date made (but not later than the Termination
Date) and Eurodollar Loans shall become due and payable on the last day of the Interest Period applicable thereto.

    Section 2.2. Prepayments. (a) Loans. The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then: (i) in an amount not less than $5,000,000 and in integral multiples of $1,000,000 and (ii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.3 hereof remains outstanding) any Borrowing of Loans at any time upon three Business Days', in the case of Eurodollar Loans, or one Business Day's, in the case of Domestic Rate Loans, prior notice to the Agent (which shall promptly advise each Bank of the receipt by it of each such notice), such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment and, in the case of Eurodollar Loans, any compensation required by Section 2.6 hereof.

    (b) Reborrowings. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

    Section 2.3. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

          (a) with respect to any Domestic Rate Loan, the sum of two percent (2%) plus the Domestic Rate from time to time in effect; and

          (b) with respect to any Eurodollar Loan the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, the sum of two percent (2%) plus the Domestic Rate from time to time in effect.

    Section 2.4. The Notes. (a) All Loans made to the Borrower by each Bank shall be evidenced by a single promissory note of the Borrower payable to such Bank in the amount of its Commitment and otherwise in the form of Exhibit A hereto. Each such promissory note is hereinafter referred to as a "Note" and collectively as the "Notes".

    (b) Each Bank shall record on its books and records or on a schedule to its Note the amount and type of each Loan made by it to the Borrower, all payments of principal and the principal balance from time to time outstanding thereon and in respect of any Eurodollar Loan, the Interest Period and interest rate applicable thereto; provided that prior to the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such amounts; provided however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon.

    Section 2.5. Commitment Terminations. (a) Optional. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Agent, to terminate without premium or penalty, in whole or in part, the Commitments, any partial termination to be in an amount not less than $10,000,000 or any larger amount that is an integral multiple of $1,000,000, and to reduce ratably the respective Commitments of each Bank; provided that the Commitments may not be reduced to an amount less than the aggregate principal amount of Loans then outstanding. Any termination of Commitments pursuant to this Section 2.5 may not be reinstated.

    (b) Mandatory. The Commitments shall automatically reduce ratably by the net proceeds received by the Borrower or any Subsidiary from the issuance of Indebtedness with a final scheduled maturity of one year or more, exclusive of Indebtedness issued to finance the acquisition or construction of a fixed asset (including Indebtedness issued for such purposes in the form of Capitalized leases and industrial development revenue bonds), Indebtedness of Subsidiaries existing at the time they become Subsidiaries and notes issued by the Borrower or any of its Subsidiaries to sellers of stock or other assets to the Borrower or its Subsidiaries evidencing the deferred portion of the purchase price for the stock or other assets in question. The Borrower shall promptly notify the Agent of each incurrence of Indebtedness giving rise to a reduction in the Commitments pursuant hereto with such reduction to become effective on the date the Borrower or Subsidiary in question receives the proceeds of the Indebtedness giving rise to the reduction. On the date of each such reduction the Borrower shall repay outstanding Loans to the extent the aggregate principal amount of outstanding Loans exceed the Commitments as so reduced. If any such repayment would require the Borrower to make a reimbursement payment to the Banks under
Section 2.6 hereof, the Borrower may at its option, in lieu of such payment, deliver the amount of the required payment to the Agent to be held by it for application to the Loans on the first date when such a repayment can be effected without requiring the Borrower to make a payment under Section 2.6 hereof. In such event, the funds so held by the Agent shall, at the option of the Borrower, be invested in high-grade investment securities mutually acceptable to the Borrower and the Agent.

    (c) Change in Control. After the occurrence of a Change in Control, the Required Banks may at any time, but in no event later than 30 days after the date the Borrower notifies the Banks of such Change in Control, terminate the Commitments effective on the Business Day after the day the Borrower receives notice of such termination. Any Loans outstanding on the date the Commitments are so terminated, together with all other amounts owing hereunder, shall be due and payable on such date.

    Section 2.6. Funding Indemnity. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

          (a) any payment or prepayment of a Eurodollar Loan on a date other than the last day of its Interest Period for any reason,

          (b) any failure (because of a failure to meet the conditions of Article Seven or otherwise) by the Borrower to borrow a Eurodollar Loan on the date specified in a notice given pursuant to Section 1.4 hereof.

          (c) any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

        (d) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense), and the amounts shown on such certificate if reasonably calculated shall be conclusive.

                                 ARTICLE THREE

                                     FEES

    Section 3.1. Commitment Fee. The Borrower shall pay to the Agent for the ratable account of the Banks a commitment fee at the rate of 1/4 of 1% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) on the average daily unused amount of the Commitments hereunder, such fee being payable in arrears on September 15, 1994, on the 15th day of each December, March, June and September thereafter and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

    Section 3.2. Closing Fee. Upon satisfaction of the conditions to the initial Borrowing set forth in Section 7.1 hereof, the Borrower shall pay to the Agent for its own use and benefit the nonrefundable closing fee heretofore agreed to between the Agent and the Borrower.

                                 ARTICLE FOUR

                      PLACE AND APPLICATION OF PAYMENTS

    Section 4.1. Place and Application of Payments. All payments of principal of and interest on the Loans, of the commitment fee and of all other amounts payable under this Agreement by the Borrower shall be made to the Agent by no later than 12:00 noon (Chicago time) at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) for the benefit of the Banks. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.

                                 ARTICLE FIVE

                          DEFINITIONS; INTERPRETATION

    Section 5.1. Definitions. The following terms when used herein have the following meanings:

    "Adjusted LIBOR" is defined in Section 1.2(b) hereof.

    "Agent" means Bank of Montreal, Chicago Branch and any successor pursuant to
Section 11.8 hereof.

    "Authorized Representative" means the list of officers provided by the Borrower pursuant to Section 7.1.(d) hereof (which list shall also designate the bank account of the Borrower into which the Agent shall disburse Loan proceeds until notified of a different account by an Authorized Representative), or any further or different officer(s) or employee(s) of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent, each of which persons shall be authorized to issue Borrowing requests, direct the deposit of Loan proceeds into bank accounts maintained in the Borrower's name, and take all other actions hereunder in the Borrower's name.

    "Bank" means each bank signatory hereto or that becomes a Bank hereunder pursuant to Section 12.12 hereof.

    "Borrower" means Dean Foods Company, a Delaware corporation.

    "Borrowing" means the total of Loans of a single type made by one or more Banks to the Borrower on a single date and for a single Interest Period. Borrowings of Loans are made ratably from each of the Banks according to their Commitments.

    "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois or New York, New York and, if the applicable Business Day relates to the borrowing or payment of a Eurodollar Loan, on which banks are dealing in United States Dollar deposits in the interbank market in London, England.

    "Capitalized Lease" means at any date any lease of Property which in accordance with GAAP at the time in effect would be required to be capitalized on the balance sheet of the lessee.

    "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

    "Change of Control" means (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more in voting power of the outstanding Voting Stock of the Borrower or (ii) members of the Board of Directors of the Borrower on the date hereof plus any additional members of such Board whose nomination for election or election to such Board is recommended or approved by the then current members of such Board shall at any time fail to constitute a majority of such Board.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Commitment" is defined in Section 1.1 hereof.

    "Consolidated Income Before Interest and Taxes" means, for any period, determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income for (i) Consolidated Interest Expense for such period and (ii) taxes imposed on or measured by income or excess profits.

    "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries determined (without duplication) on a consolidated basis in accordance with GAAP.

    "Consolidated Interest Expense" means, with respect to any period, an amount equal to interest expense on Consolidated Indebtedness, as determined in accordance with GAAP.

    "Consolidated Net Income" for any period shall mean the gross revenues from any source of the Borrower and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP and after eliminating earnings or losses attributable to outstanding minority interests in Subsidiaries, but excluding the following from the computation of Consolidated Net Income in any event:

         (a) any gains (but not losses) on the sale or other disposition of investments or fixed or capital assets or resulting from discontinued operations, and any taxes on such excluded gains;

         (b) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

         (c) net earnings and losses of any Person (other than a Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition;

         (d) net earnings and losses of any Person (other than a Subsidiary) with which the Borrower or a Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Subsidiarv Prior to the date of such consolidation or merger;

         (e) net earnings of any business entity (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions or distributions in the form of property of readily determinable objective value;

         (f) any portion of the undistributed net earnings of any Subsidiary which for any reason is unavailable by reason of contract or law for payment of dividends to the Borrower or any other Subsidiary as a shareholder of such Subsidiary;

         (g) earnings resulting from any reappraisal, revaluation or writeup of assets, other than revaluations of foreign currency; and

          (h) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary.

    "Consolidated Net Worth" means as of the date of any determination thereof, the sum of the capital stock (including capital in excess of par and any other capital surplus) accounts (net of treasury shares) plus (or minus in the case of a deficit) the retained earnings of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, including the making of appropriate deductions for minority interest, if any, in Subsidiaries.

    "Controlled Group" has the same meaning as in Section 414(b) of the Code.

    "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

    "Domestic Rate" is defined in Section 1.2(a) hereof.

    "Domestic Rate Loan" means a Loan bearing interest before maturity at the rate specified in Section 1.2(a) hereof.

    "Environmental and Health Laws" means any and all federal, state, local and foreign statutes, laws (including case law), regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including without limitation occupational safety and health standards), and the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

    "ERISA" is defined in Section 6.12 hereof.

    "Eurodollar Loan" means a Loan bearing interest before maturity at the rate specified in Section 1.2(b) hereof.

    "Eurodollar Margin" is defined in Section 1.2(b) hereof.

    "Eurodollar Reserve Percentage" is defined in Section 1.2(b) hereof.

    "Event of Default" means any of the events or circumstances specified in
Section 9.1 hereof.

    "GAAP" means generally accepted accounting principles, from time to time in effect, applied consistently with the accounting principles used in the preparation of the financial statements referred to in Section 6.6 hereof.

    "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or letter of credit.

    "Indebtedness" means for any Person all (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business on terms customary in the trade, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person, (iv) obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person, (v) Capitalized Lease Obligations of such Person and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

    "Interest Period" is defined in Section 1.2 hereof.

    "Lending Office" is defined in Section 10.4 hereof.

    "LIBOR" is defined in Section 1.2(b) hereof.

    "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

    "Loan" is defined in Section 1.1 hereof, and the term "type" of Loan refers to its status as a Domestic Rate Loan or Eurodollar Loan.

    "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

    "Material Plan" is defined in Section 9.1(f) hereof.

    "Note" is defined in Section 2.4(a) hereof.

    "PBGC" is defined in Section 6.12 hereof.

    "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

    "Plan" means with respect to the Borrower and each Subsidiary at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group of which the Borrower or such Subsidiary is a part, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group of which the Borrower or such Subsidiary is a part is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group of which the Borrower or such Subsidiary is a part has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4069 of ERISA.

    "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

    "Refunding Borrowing" is defined in Section 1.4(d) hereof.

    "Required Banks" means as of the date of determination thereof, those Banks holding at least 66-2/3% in dollar amount of the Commitments or, in the event that the Commitments are terminated, those Banks holding at least 66-2/3% in aggregate principal amount of the Loans outstanding hereunder.

    "Security" has the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

    "SEC" means the Securities and Exchange Commission.

    "Set-off" is defined in Section 12.7 hereof.

    "Subsidiary" means any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation is at the time directly or indirectly owned by the Borrower or by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

    "Termination Date" means December 31, 1995.

    "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

    "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or equivalent governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

    "Welfare Plan" means a "welfare plan," as said term is defined in Section 3(1) of ERISA.

    "Wholly-Owned" means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by the Borrower directly or indirectly through one or more of its Wholly-Owned Subsidiaries.

    Section 5.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

                                  ARTICLE SIX
                        REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to the Banks as follows:

    Section 6.1. Organization and Qualification. The Borrower is duly organized and validly existing and in good standing under the laws of the State of Delaware, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or Property, business or operations of the Borrower and the Subsidiaries taken as a whole.

    Section 6.2. Subsidiaries. Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or Property, business or operations of the Borrower and the Subsidiaries taken as a whole. Schedule 6.2 correctly sets forth, as to each Subsidiary which is operating or has material assets, the jurisdiction of its incorporation, the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares indicated in Schedule 6.2 as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary, free of any Lien.

    Section 6.3. Corporate Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement, to make the borrowings herein provided for, to issue its Notes in evidence thereof and to perform all of its obligations hereunder and under the Notes; this Agreement and each Note delivered by the Borrower have been duly authorized, executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower enforceable in accordance with their terms; and this Agreement and the Notes do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters or things therein provided for, contravene any provision of law or any charter or by-law provision of the Borrower or any Subsidiary or any material covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or a substantial portion of their respective Properties.

    Section 6.4. Not an Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    Section 6.5. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and neither the Borrower nor any of its Subsidiaries will use the proceeds of any Loan in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

    Section 6.6. Financial Reports. The consolidated statement of financial condition of the Borrower and the Subsidiaries as at May 29, 1994 and the related statements of consolidated income and consolidated cash flows of the Borrower and the Subsidiaries for the year then ended and accompanying notes thereto, which financial statements are accompanied by the report of Price Waterhouse, independent public accountants, and heretofore furnished to the Banks, fairly presents the consolidated financial condition of the Borrower and the Subsidiaries as at such date and their consolidated results of operations and consolidated cash flows for the period then ended in conformity with GAAP.

    Section 6.7. No Material Adverse Change. Since May 29, 1994, there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Borrower and the Subsidiaries taken as a whole.

    Section 6.8. Litigation. There is no litigation or governmental proceeding pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which if adversely determined would (a) impair the validity or enforceability of, or materially impair the ability of the Borrower to perform its obligations under, this Agreement or the Notes or (b), except as disclosed in the Borrower's Form IO-K filed with the SEC covering the period through May 29, 1994 (or in any such Reports hereafter delivered to the Banks pursuant to Section 8.5(a) or 8.5(b) hereof or disclosed from time to time pursuant to
Section 8.5(d)(iii) hereof), result in any material adverse change in the financial condition or Property, business or operations of the Borrower and the Subsidiaries taken as a whole.

    Section 6.9. Tax Returns. The consolidated United States federal income tax returns of the Borrower for the taxable year ended May 28, 1989 and for all taxable years ended prior to said date have been examined by the Internal Revenue Service and have been approved as filed, and any additional assessments in connection with any of such years have been paid or the applicable statute of limitations therefor has expired. There are no assessments in respect of the consolidated United States federal income tax returns of the Borrower and the Subsidiaries of a material nature for any taxable year ended after May 28, 1989 pending, nor to the knowledge of the Borrower is any such assessment threatened, other than for those which are provided for by adequate reserves under GAAP.

  Section 6.10. Approvals. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, or any approval or consent of the stockholders of the Borrower or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower of this Agreement or the Notes.

  Section 6.11. Liens. There are no Liens on any of the Property of the Borrower or any SUBSIDIARY, except those permitted by Section 8.11 hereof.

  Section 6.12. ERISA. The Borrower and each Subsidiary are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the extent applicable to them and have received no notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC") or any other governmental entity or agency. As of May 29, 1994 the Borrower and its Subsidiaries would not have any liability to PBGC in respect of Unfunded Vested Liabilities if all employee pension benefit plans maintained by the Borrower and its Subsidiaries had been terminated as of such date. No condition exists or event or transaction has occurred with respect to any Plan which could reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Except as disclosed to the Banks in writing, neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

  Section 6.13. Environmental and Health Matters. In the ordinary course of its business, the Borrower and its Subsidiaries conduct an ongoing review of the effect of Environmental and Health Laws on the properties and all aspects of the business and operations of the Borrower and its Subsidiaries in the course of which the Borrower identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties currently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with standards imposed by law and any actual or potential liabilities to third parties, including employees or governmental entities, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental and Health Laws are unlikely to have any material adverse effect on the financial condition or Property, business or operations of the Borrower or any of its Subsidiaries.

                                 ARTICLE SEVEN

                              CONDITIONS PRECEDENT

  The obligation of each Bank to make any Loan hereunder shall be subject to the following conditions precedent:

  Section 7.1. Initial Borrowing. Prior to the making of the initial Borrowing hereunder the Agent shall have received for each Bank:

          (a) The favorable written opinion of Eric A. Blanchard, Esq., in substantially the form of Exhibit B hereto;

        (b) Certified copies of resolutions of the Board of Directors of the Borrower authorizing the Borrowings and indicating the authorized signers of this Agreement and the Notes and all other documents relating thereto;

        (c) A certificate of the Borrower's Secretary or Assistant Secretary certifying the incumbency and the specimen signatures of such authorized signers mentioned in (b) above;

        (d) A list of the Borrower's Authorized Representatives; and

        (e) Such Bank's Note executed by the Borrower.

   Section 7.2. All Loans. As of the time of the making of each Borrowing hereunder (including the initial Borrowing):

        (a) The Agent shall have received the notice required by Section 1.4(a) or deemed given by Section 1.4(c) hereof, as applicable;

        (b) Each of the representations and warranties of the Borrower set forth in Article Six hereof (except Section 6.7 need not be true in the case of a Refunding Borrowing) shall be true and correct as of said time, except to the extent that any such representation or warranty relates solely to an earlier date;

         (c) The Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such Borrowing;

         (d) After giving effect to the Borrowing the aggregate principal amount of all Loans outstanding hereunder shall not exceed the Commitments then in effect; and

         (e) Such Borrowing shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

    Each request for a Borrowing hereunder (including a deemed request under Section 1.4(c)) shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in paragraphs
(b)-(d) of this Section 7.2.

                                 ARTICLE EIGHT

                                   COVENANTS

  The Borrower agrees that, so long as any Note is outstanding hereunder or any credit is available to or in use by the Borrower hereunder except to the extent compliance in any case or cases is waived in writing by the Required Banks:

  Section 8.1. Corporate Existence. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its corporate existence, subject to the provisions of Section 8.8 hereof.

  Section 8.2. Maintenance. The Borrower will maintain, preserve and keep its plants, properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and will cause each Subsidiary so to do in respect of Property owned or used by it; provided, however, that nothing in this
Section 8.2 shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of the Subsidiary and not disadvantageous in any material respect to the Banks or the holders of the Notes.

  Section 8.3. Taxes. The Borrower will duly pay and discharge, and will cause each Subsidiary to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or such Subsidiary or against their respective Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and adequate reserves under GAAP are provided therefor.

  Section 8.4. Insurance. The Borrower will insure (subject to self-insured retentions), and keep insured, and will cause each Subsidiary to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by companies similarly situated and operating like Property; and to the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each Subsidiary to insure, employers' and public and product liability risks with good and responsible insurance companies. The Borrower will upon request of the Agent furnish a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 8.4.

  Section 8.5. Financial Reports and Other Information. The Borrower will, and will cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Borrower and the Subsidiaries as may be reasonably requested; and without any request will furnish to the Agent in sufficient counterparts for the Banks (and the Agent shall promptly distribute same to the Banks):

          (a) within 90 days after the end of each of the first three quarterly fiscal periods of the Borrower, a copy of the Borrower's Form 10-Q Report filed with the SEC;

          (b) within 120 days after the end of each fiscal year of the Borrower, a copy of the Borrower's Form 10-K Report filed with the SEC, including a copy of the annual report of the Borrower and the Subsidiaries for such year with accompanying financial statements, prepared by the Borrower and certified by Price Waterhouse, or any other independent public accountants of recognized standing selected by the Borrower and satisfactory to the Required Banks, in accordance GAAP;

          (c) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements the Borrower files with the SEC or any successor thereto, or with any national securities exchange;

          (d) as promptly as possible, and in any event within one Business Day after the Borrower has knowledge thereof, notice (including a description in reasonable detail) of:

              (i) the occurrence of any Default or Event of Default;

              (ii) the occurrence of any Change in Control;

              (iii) any material change in the facts specified on Schedule 6.2 or any litigation described in Section 6.8 not theretofore disclosed in a reporting delivered pursuant to clause (a) or (b) above;

              (iv) any material adverse change in the business, operations, Property or financial or other condition of the Borrower or any of its Subsidiaries; and

        (e) such other information (including non-financial information) as the Agent or any Bank may from time to time reasonably request to evaluate the creditworthiness of the Borrower or its ability to comply with the terms and conditions of this Agreement.

    Each of the financial statements furnished to the Banks pursuant to subsections (a) and (b) of this Section 8.5 shall be accompanied by a written certificate signed by the chief financial officer of the Borrower to the effect that (i) to the best of the knowledge and belief of the signer thereof no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, (ii) the representations and warranties contained in Article 6 hereof are true and correct as though made on the date of such certificate (or identifying any inaccuracies), (iii) the Borrower is in compliance with all covenants contained in Article 8 hereof (or identifying any non-compliance), and (iv) a compliance certificate in the form of Exhibit C hereto showing the calculations necessary to determine compliance with Sections 8.6 and 8.7 hereof. In the event the Borrower is no longer required to file Form 10Q and 10K Reports with the SEC, the Borrower will nevertheless furnish to the Banks at the time hereinabove set forth all the financial and other information that would have comprised such filings.

    Section 8.6. Leverage Ratio. The Borrower will, at all times, maintain a ratio of Consolidated Indebtedness to the sum of Consolidated Indebtedness plus Consolidated Net Worth of not more than 0.50 to 1.00.

    Section 8.7. Interest Coverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, have a ratio for the period of four consecutive fiscal quarters then ending of Consolidated Income Before Interest and Taxes to Consolidated Interest Expense of not less than 3.00 to 1.00.

    Section 8.8.  Mergers, Consolidations, Leases, and Sales. The Borrower:

        (a) will not be a party to any merger or consolidation unless the Borrower is the surviving corporation;

        (b) except as permitted in Subsection (c) hereof, will not permit any Subsidiary to be a party to any merger or consolidation unless the Subsidiary is the surviving corporation and remains a Subsidiary after the merger or consolidation, except any Subsidiary may merge into the Borrower or another Subsidiary and except that this Subsection (b) shall not prohibit any merger where the Subsidiary is not the surviving corporation if, after giving effect to such merger, the surviving corporation is a Wholly-Owned Subsidiary; and

        (c) will not, and will not permit any Subsidiary to, sell, assign, lease or otherwise transfer to any Person other than the Borrower or one or more Subsidiaries any Properties (including, without limitation, any capital stock of any Subsidiary) other than in the ordinary course of its business as conducted on the date hereof unless such sale, assignment, lease or transfer is for a consideration not less than the fair market value thereof and unless, after giving effect to such sale, assignment, lease or transfer, the aggregate proceeds to the Borrower and the Subsidiaries of all such sales, assignments, leases and transfers (other than in the ordinary course of its business as conducted on the date hereof) shall not from the date hereof at any time exceed 10% of the consolidated assets of the Borrower as shown on the balance sheet of the Borrower and Subsidiaries most recently delivered as of the time such computation is made.

    Section 8.9. ERISA. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any Subsidiary's intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which could result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

    Section 8.10. Conduct of Business. The Borrower and its Subsidiaries will not engage in any business if, as a result, the general nature of the business, which would then be engaged in by the Borrower and its Subsidiaries taken as a whole, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries taken as a whole on the date of this Agreement.

    Section 8.11. Liens. The Borrower will not and will not permit any Subsidiary to create, incur, permit to exist or to be incurred, any Lien of any kind on any Property owned by the Borrower or any Subsidiary; provided, however, that this Section 8.11 shall not apply to nor operate to prevent:

         (a) Liens arising by operation of law in connection with worker's compensation, unemployment insurance, medicare benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for Indebtedness), or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves have been established therefor that are adequate under GAAP;

         (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings;

         (c) Liens arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and the Subsidiaries secured by such Liens shall not exceed $5,000,000 at any one time outstanding;

         (d) Liens for property taxes not yet subject to penalties for nonpayment, or survey exceptions, encumbrances, mineral or royalty reservations, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, pipe lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of its properties, which exceptions, encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of the Borrower and its Subsidiaries; and

        (e) Other Liens on fixed assets securing Indebtedness incurred to finance the acquisition of the fixed assets in question and being in an aggregate principal amount not exceeding at any time 5% of the Borrower's and Subsidiaries' consolidated assets.

  Section 8.12. Use of Proceeds. The Borrower shall only use the proceeds of the Loans to refinance short term Indebtedness of the Borrower and for other general corporate purposes not involving the refinancing of Indebtedness. In no event will the Borrower use the proceeds of any Loan to finance the acquisition of equity securities in any Person if such securities are acquired in connection with an effort to acquire a controlling equity interest in such Person and the Board of Directors (or other persons exercising similar functions) of the issuer of such securities disapproves of such acquisition and recommends to the holders of such securities that they reject such acquisition of a controlling interest.

  Section 8.13. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Article Eight, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities, non-compliance with which would (a) impair the validity or enforceability or the ability of the Borrower to perform its obligations under this Agreement or the Notes or (b) result in any material adverse change in the financial condition or Properties, business or operations of the Borrower and the Subsidiaries taken as a whole.

                                 ARTICLE NINE
                        EVENTS OF DEFAULT AND REMEDIES

  Section 9.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

        (a) (i) default in the payment when due of any principal on any Note or any Loan evidenced thereby, whether at the stated maturity thereof or at any other time required by this Agreement which is not remedied within one day after notice thereof to the Borrower by the Agent or any Bank, or (ii) default in the payment when due of interest on any Note or any Loan evidenced thereby or of any other sum required to be paid pursuant to this Agreement which is not remedied within five days after notice thereof to the Borrower by the Agent or any Bank;

        (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 8.6 through and including 8.8 hereof or
    Section 8.12 hereof;

        (c) default by the Borrower in the observance or performance of any other provision hereof not mentioned in (a) or (b) above, which is not remedied within 30 days after notice thereof to the Borrower by the Agent or any Bank;

        (d) any representation or warranty made (or deemed made) herein by the Borrower, or in any statement or certificate furnished pursuant hereto by the Borrower, or in connection with any Loan made hereunder, proves untrue in any material respect as of the date of the issuance or making (or deemed making) thereof;

        (e) the Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal; provided, however, that if the period during which the judgment creditor is stayed from enforcing its judgment pending payment, bonding or appeal is longer than 30 days and the Borrower or the affected Subsidiary desires to perfect such an appeal, such 30 day period shall be extended to the date by which an appeal must be taken if the Borrower or the affected Subsidiary demonstrates to the reasonable satisfaction of the Agent that the judgment or order in question will be timely appealed and that the Borrower or affected Subsidiary will and will have the ability to take whatever action is necessary in order for such judgment to be stayed on appeal;

          (f) the Borrower or any other member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (g) (A) default shall occur in the payment when due of any Indebtedness issued, assumed or guaranteed by the Borrower or any Subsidiary aggregating in excess of $1,000,000 or (B) default shall occur under any indenture, agreement or other instrument under which any such Indebtedness may be issued, assumed or guaranteed, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness aggregating in excess of $1,000,000 (whether or not such maturity is in fact accelerated);

          (h) the Borrower or any of its Subsidiaries shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.1.(i) hereof; or

          (i) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any substantial part of any of their Property, or a proceeding described in
     Section 9.1(h)(iv) or (v) shall be instituted against the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

     Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in Sections 9.1.(h) or (i) has occurred and is continuing, the Agent shall, by notice to the Borrower, (a) if so directed by the Required Banks, terminate the remaining Commitments of the Banks hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Required Banks, declare the principal of and the accrued interest on all outstanding Notes of the Borrower to be forthwith due and payable and thereupon all of said Notes, including both principal and interest, shall be and become immediately due and payable together with all other amounts payable under this Agreement without further demand, presentment, protest or notice of any kind. The Agent, after giving notice to the Borrower pursuant to Section 9.1 or this
Section 9.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

    Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (h) or (i) of Section 9.1. hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under this Agreement without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

    Section 9.4. Expenses. The Borrower agrees to pay to the Agent and each Bank, or any other holder of any Note outstanding hereunder, all costs and expenses incurred or paid by the Agent and such Banks or any such holders, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the terms hereof or of the Notes.

                                  ARTICLE TEN
                            CHANGE IN CIRCUMSTANCES

    Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurodollar Loans or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower, with a copy to the Agent, and such Bank's obligations to make or maintain Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurodollar Loans. The Borrower shall, if but only if, the continued maintenance of the then outstanding Eurodollar Loans is unlawful, prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loan from such Bank by means of a Domestic Rate Loan from such Bank that shall not be made ratably by the Banks but only from such affected Bank.

    Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

          (a) the Agent determines that deposits in United States Dollars (in the applicable amounts) are not being offered to it in the eurodollar interbank market for such Interest Period, or

          (b) the Required Banks advise the Agent that LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurodollar Loans shall be suspended.

    Section 10.3. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction provided, however, that such Bank shall promptly notify the Borrower of an event which might cause it to seek compensation, and the Borrower shall be obligated to pay only such compensation which is incurred or arises subsequent to the date which is 30 days prior to the date such notice is given.

    (b) If after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revisions in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of it obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

    (c) Each Bank that determines to seek compensation under this Section 10.3 shall notify the Borrower and the Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 10.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 10.3 and setting forth the computation of the additional amount or amounts to be paid to it hereunder which computation shall be prima facie correct. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

    Section 10.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Borrower and the Agent; provided, however, that the Borrower shall not be liable for any increased cost which a Bank would not have incurred but for its change in Lending Offices unless the Borrower has consented to such change.

    Section 10.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

    Section 10.6. Substitution of Bank. If (a) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 10.1, (b) any Bank has demanded compensation or given notice of its intention to demand compensation under Section 10.3 or (c) the Borrower is required to pay any additional amount to any Bank pursuant to Section 12.1, and in any such case the Required Banks are not in the same situation, the Borrower shall have the right, with the assistance of the Agent if desired, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to replace such Bank under this Agreement. The Bank to be so replaced shall cooperate with the Borrower and substitute bank to accomplish such substitution on the terms of Section 12.12 hereof, other than the minimum assignment amount (which shall not apply), provided that such Bank's entire Commitment is replaced.

                                ARTICLE ELEVEN
                                   THE AGENT

    Section 11.1. Appointment and Authorization. Each Bank hereby irrevocably appoints Bank of Montreal, Chicago Branch its Agent under this Agreement and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

    Section 11.2. Agent and Affiliates. The Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder. The term Bank as used herein, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in Section l hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

    Section 11.3. Action by the Agent. The obligations of the Agent under this Agreement are only those expressly set forth herein. In no event shall the Agent be required to take any action in violation of applicable law or of any provision of this Agreement, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless the Agent shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases in which this Agreement does not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Section 9.2. The Agent shall not be deemed to have knowledge of any Default or Event of Default until it receives written notice thereof from the Borrower or a Bank specifically identified as a "notice of default". The Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on the Agent any fiduciary obligations to the Banks or the Borrower.

    Section 11.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Banks for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

    Section 11.5. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article Seven, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, request or statement (whether written or oral) or other document believed by it to be genuine or to be sent by the proper party or parties and, in the case of legal matters, in relying on the advice of counsel (including counsel for the Borrower). The Agent may treat the Banks named herein as the holders of the Notes and of the indebtedness contemplated herein unless and until the Agent receives notice of the assignment of the Note and the indebtedness held by a Bank hereunder pursuant to an assignment contemplated by Section 12.11 or 12.12 hereof.

    Section 11.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment (or, if the Commitments have been terminated in whole, ratably in accordance with its Commitment as of the date of such termination in whole), indemnify the Agent, its directors, officers, agents, and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsels' fees and disbursements), claim, demand, action, loss, obligation, damages, penalties, judgments, suits or liability (except such as result from the gross negligence or willful misconduct of the party claiming indemnification) that any of them may suffer or incur in connection with this Agreement or any action taken or omitted by any of them hereunder or in connection herewith.

    Section 11.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

    Section 11.8. Resignation of Agent and Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Required Banks may remove the Agent, with the consent of the Borrower, at any time with or without cause. Upon any such resignation or removal of the Agent, the Required Banks shall have the right to appoint, with the consent of the Borrower, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or receiving notice of its removal, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article Eleven shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

    Section 11.9. Payments. Unless the Agent shall have been notified by a Bank prior to the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Borrower will have no liability under Section 2.7 hereof with respect to such payment. "Federal Funds Rate" shall mean the "Federal Funds (Effective)" rate described in clause (ii) of Section 1.2(a) hereof.

                            ARTICLE TWELVE
                            MISCELLANEOUS

    Section 12.1. Withholding Taxes.

    (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 12.1(b) hereof, each payment by the Borrower under this Agreement or the Notes shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed on a Bank by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attached thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower and evidenced by such a tax receipt, such Bank or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Bank or Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

    (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested of such Bank by the Borrower, directly or through the Agent, and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to this Agreement or the Loans. Upon the request of the Borrower, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower a certificate to the effect that it is such a United States person.

    (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 12.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and, without affecting the Borrower's obligations hereunder, the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

    Section 12.2. No Waiver of Rights. No delay or failure on the part of any Bank or on the part of the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

    Section 12.3. Non-Business Day. If any payment of principal or interest on any Loan or of any fee hereunder shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity or at the rate such fee accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

    Section 12.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect of this Agreement or any Note, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

    Section 12.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

    Section 12.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 2.6 and Section 10.3 hereof, shall survive the termination of this Agreement and the payment of the Loans and the Notes.

    Section 12.7. Sharing of Set-Off. Each Bank agrees with each other Bank that if such Bank receives and retains any payment of principal or interest, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of its Loans outstanding under this Agreement in excess of its ratable share of such payments on all Loans, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, together with any interest assessed against the purchasing Bank thereon. Each Bank's ratable share of any such Set-off shall be determined by the proportion that the aggregate amount of Loans then due and payable to such Bank bears to the total aggregate amount of the Loans then due and payable to all the Banks.

    Section 12.8. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable, telecopy or telex) and shall be given to the relevant party at its address, telecopier number or telex number set forth below, in the case of the Borrower, or on the appropriate signature page hereof, in the case of the Banks and the Agent, or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Borrower, given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Borrower shall be addressed to:

                Dean Foods Company
                3600 North River Road
                Franklin Park, Illinois 60131
                Attention: Dale Hecox
                Telephone: (708) 678-1680
                Telecopy: (708) 671-8744

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section and the answerback is received by sender,
(iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Article One or Two hereof shall be effective only upon receipt.

    Section 12.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

    Section 12.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and of the Agent and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations hereunder without the written consent of all of the Banks.

    Section 12.11. Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, and/or Commitment held, by such Bank at any time and from time to time, and to assign its rights under such Loans or the Note evidencing such Loans to one or more other Persons; provided that no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, and provided further that no such assignee or participant shall have any rights under this Agreement except as provided in this Section 12.11, and the Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein provided is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 2.6 and Section 10.3 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation or assignment would have been entitled to receive with respect to the rights transferred. No assignee shall be entitled to any of the benefits of subparts (a) and (c) of Section 12.1 hereof unless it complies with the terms of subpart (b) of Section 12.1.

    Section 12.12. Assignment of Commitments by Banks. Bank of Montreal shall have the right at any time, with the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed), to sell, assign, transfer or negotiate all or any part of its Commitment to one or more commercial banks or other financial institutions; provided that such assignment is in an amount of at least $10,000,000. Upon any such assignment, and its notification to the Agent, the assignee shall become a Bank hereunder, all Loans and the Commitment it thereby holds shall be governed by all the terms and conditions hereof, and Bank of Montreal shall have its Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment and new Notes shall be issued to the assignor and assignee in the amounts of their respective Commitments after giving effect to the assignment. If any assignee is not a United States person, the Borrower may withhold its consent to any assignment unless such assignee complies with Section 12.1(b) hereof.

    Section 12.13. Amendments. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

        (i) no amendment or waiver pursuant to this Section shall (A) increase any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Bank to which such payment is owing or which has committed to make such Loan hereunder; and

        (ii) no amendment or waiver pursuant to this Section shall, unless signed by each Bank, change the provisions of this Section, the definition of Required Banks or Termination Date, any condition precedent set forth in Article Seven hereof or the provisions of Section 9.1.(h), 9.1.(i) or 9.3, or affect the number of Banks required to take any action under this Agreement.

    Section 12.14. Legal Fees and Indemnification. The Borrower agrees to pay the reasonable fees and disbursements of Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of this Agreement, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank and the Agent, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitations, all expenses of litigation or preparation therefor whether or not any Bank or the Agent is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, any Note, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

    Section 12.15. Governing Law; Submission to Jurisdiction. This Agreement and the Notes, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois, without regard to conflict of laws doctrine. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois state court sitting in the City of Chicago for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

    Section 12.16. Headings. Article and Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

    Section 12.17. One Bank. If and so long as Bank of Montreal is the only Bank hereunder, Bank of Montreal shall have all rights, powers and privileges afforded the Agent, the Banks or the Required Banks hereunder.

    Section 12.18. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.

    Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

    Dated as of this 24th day of August, 1994.

                                         DEAN FOODS COMPANY

                                         By  /s/ T. J. Bondy
                                            ---------------------------------
                                            Its Vice President

    Accepted and Agreed to as of the day and year last above written.

Address for notices and Amount of Commitment:

115 S. LaSalle Street                     BANK OF MONTREAL, CHICAGO BRANCH,
Chicago, Illinois 60603                    in its individual capacity as a Bank
Attention: J. Donald Higgins                and as Agent
Telecopy: (312) 750-4314
Telephone: (312) 750-6043
Commitment: $150,000,000                  By __________________________________
                                             Its ______________________________

Lending Offices:

  Domestic Rate Loans:                    115 South LaSalle Street
                                          Chicago, Illinois 60603

  Eurodollar Loans:                       115 South LaSalle Street
                                          Chicago, Illinois 60603

                                   EXHIBIT A

                                     NOTE
U.S. $________________                                           August 24, 1994

    FOR VALUE RECEIVED, the undersigned, Dean Foods Company, a Delaware corporation (the "Borrower"), promises to pay to the order of __________________ ________ (the "Bank") not later than the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Bank of Montreal, Chicago Branch, in Chicago, Illinois, in immediately available funds, the principal sum of ______________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower under its Commitment pursuant to the Credit Agreement, with each Eurodollar Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than the Termination Date and each Domestic Rate Loan to mature and become payable 90 days after the date made but not later than the Termination Date, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

    The Bank shall record on its books and records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to its Commitment, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan or a Eurodollar Loan and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books and records or on a schedule to this Note, shall be prima facie evidence of the same; provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

    This Note is one of the Notes referred to in the Credit Agreement dated as of August 24, 1994, among the Borrower, Bank of Montreal, Chicago Branch, as Agent, and others (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note. except terms otherwise defined herein, shall have the same meaning herein as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

    Prepayments may and are required to be made hereon and this Note may be declared due prior to the expressed maturity hereof. all in the events, on the terms and in the manner provided in the Credit Agreement.

    The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                     DEAN FOODS COMPANY

                                     By ___________________________________
                                        Its________________________________